UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On April 24, 2025, the board of directors (the “Board”) of ModivCare Inc. (the “Company”) appointed Daniel Silvers as a member of the Board, effective April 24, 2025. The Board determined that Mr. Silvers satisfies the requirements provided in the Nasdaq Listing Rules and the criteria of the Board to be an independent director. As previously disclosed, on January 9, 2025, the Company entered into Amendment No. 5 (the “Fifth Amendment”) to its Credit Agreement, dated as of February 3, 2022. Pursuant to the Fifth Amendment, the Company has an obligation to appoint to the Board three directors acceptable to certain lenders party thereto, subject to certain conditions. Mr. Silvers is the third director appointed to fulfill the Company’s contractual obligations pursuant to the Fifth Amendment. There are no relationships or related party transactions between the Company and Mr. Silvers, of the type required to be disclosed under applicable Securities and Exchange Commission rules.

Daniel Silvers currently serves as the managing member of Matthews Lane Capital Partners LLC, an investment firm, a position he has held since 2015. Additionally, Mr. Silvers currently serves as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, a position he has held since January 2024. Previously, Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc., a gaming technology company, between 2016 and 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp. (“Leisure Acquisition”), a special purpose acquisition company, from 2017 to 2021. Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition oriented holding company, from 2009 to 2010. From 2005 to 2009, Mr. Silvers served as a Vice President at Fortress Investment Group LLC, a leading global alternative asset manager. Prior to that, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., a global financial services firm, from 1999 to 2005. Mr. Silvers has served on the board of directors of MRC Global Inc. since 2024, and previously served on the boards of directors of Leisure Acquisition from 2017 to 2021 and Avid Technology, Inc. from 2018 to 2023. Mr. Silvers has also previously served on the boards of directors of Universal Health Services, Inc., Forestar Group, Inc., PICO Holdings, Inc., Ashford Hospitality Prime, Inc. and India Hospitality Corp. Mr. Silvers holds a B.S. in Economics and a M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.

Mr. Silvers will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 29, 2024, other than as set forth below under the subheading “Committee Appointments.”

Director Departures

On April 24, 2025, each of Craig Barbarosh, David Coulter and Richard Kerley resigned from the Board, effective April 24, 2025. As to each, his resignation is not a result of any disagreement with the Company. Following such departures and Mr. Silvers’ appointment, the size of the Board was reduced to seven directors as of April 24, 2025, as required by the Fifth Amendment. In addition, the Compensation Committee of the Board approved cash payments to Messrs. Coulter and Kerley representing the portion of their annual director service grants, prorated to reflect the percentage of the year served by such director.

In connection with Mr. Barbarosh’s resignation from the Board, Mr. Barbarosh entered into a separation and release agreement (the “Separation and Release Agreement”) with the Company, dated as of April 24, 2025. Pursuant to the Separation and Release Agreement, (a) the Company and Mr. Barbarosh each agreed to terminate that certain letter agreement, dated as of December 23, 2024 (the “Letter Agreement”), regarding Mr. Barbarosh’s service on the Board, except that the confidentiality, insurance and indemnification provisions of the Letter Agreement will survive, (b) the Company agreed to pay Mr. Barbarosh a lump sum cash payment of $154,193.55 in consideration for his execution of the Separation and Release Agreement, and in accordance with the Letter Agreement, confirmed the Company has secured an insurance tail policy covering his service as a director with a claims period of six years from his separation date, (c) the Company agreed to waive and release any and all claims arising out of the Letter Agreement and/or Mr. Barbarosh’s service on the Board (other than claims arising out of the breach of the confidentiality provisions of the Letter Agreement), and (d) Mr. Barbarosh agreed to waive and release any and all claims arising out of the Letter Agreement and his service on the Board.

Committee Appointments

Effective as of his appointment, Mr. Silvers was appointed as a member of each of the Audit Committee and the Nominating and Governance Committee of the Board. As previously disclosed, effective February 10, 2025, Erin Russell was appointed as a director, and effective March 7, 2025, Alec Cunningham and David Mounts Gonzales were each appointed as directors. Effective April 24, 2025, Mr. Cunningham was appointed as Chair of the Compensation Committee of the Board, Mr. Mounts Gonzales was appointed as a member of the Nominating and Governance Committee of the Board and Ms. Russell was appointed as Chair of the Audit Committee and as a member of the Compensation Committee of the Board. In addition, each of Ms. Russell, as Chair, and Messrs. Cunningham and Silvers, as members, were appointed to the Strategic Alternatives Committee of the Board, as established pursuant to the terms of the Fifth Amendment. The directors serving on the Strategic Alternatives Committee will receive compensation for their service consistent with the compensation generally provided to directors serving on the Audit Committee of the Board.

Item 7.01.	Regulation FD Disclosure.
On April 25, 2025, the Company issued a press release announcing the appointment of Mr. Silvers as described herein, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 25, 2025.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModivCare Inc.

Date: April 25, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary